As filed with the Securities and Exchange Commission on April 3, 2006

File No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

REALOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4381990
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Campus Drive Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-6700

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND

ITEMS OF FORM 10

Our Information Statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “Risk Factors,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Certain Relationships and Related Party Transactions”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Selected Combined Financial Data,” “Unaudited Pro Forma Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Business—Properties and Facilities”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management,” and “Certain Relationships and Related Party Transactions”

Item 7.	Certain Relationships and Related Transactions	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Certain Relationships and Related Party Transactions”

Item 8.	Legal Proceedings	See “Business—Legal Proceedings” and “Certain Relationships and Related Party Transactions—Litigation”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “Summary,” “The Separation,” “Capitalization,” and “Dividend Policy”

Item 10.	Recent Sales of Unregistered Securities	Not Applicable

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Capital Stock”

Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Financial Information” and “Index to Financial Statements” and the statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Financial Information” and “Index to Financial Statements” and the statements referenced therein

(a)        List of Financial Statements and Schedules

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

(1)	Unaudited Pro Forma Financial Information of Realogy Corporation; and

(2)	Combined Financial Statements, including Report of Independent Registered Public Accounting Firm

(b)        Exhibits    The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among Realogy Corporation, Cendant Corporation, Wyndham Worldwide Corporation and the Travel Distribution Services company*

3.1	Form of Amended and Restated Certificate of Incorporation of Realogy Corporation*

3.2	Form of Amended and Restated By-laws of Realogy Corporation*

10.1	Form of Tax Sharing Agreement among Realogy Corporation, Cendant Corporation, Wyndham Worldwide Corporation and the Travel Distribution Services company*

10.2	Form of Transition Services Agreement among Realogy Corporation, Cendant Corporation, Wyndham Worldwide Corporation and the Travel Distribution Services company*

10.3	Employment Agreement with Henry R. Silverman*

10.4	Employment Agreement with Richard A. Smith*

10.5	2006 Equity and Incentive Plan*

10.6	Employee Stock Purchase Plan*

10.7	Savings Restoration Plan*

10.8	Officer Deferred Compensation Plan*

10.9	Non-Employee Directors Deferred Compensation Plan*

10.10	Amended and Restated Limited Liability Company Operating Agreement, dated as of January 31, 2005, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc. (Incorporated by reference to Exhibit 10.1 to the Cendant Corporation Current Report on Form 8-K dated February 4, 2005)

10.10(a)	Amendment Number 1 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of April 2005, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.

10.10(b)	Amendment Number 2 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of March 31, 2006, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.

10.11	Strategic Relationship Agreement, dated as of January 31, 2005, by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage Corporation, PHH Broker Partner Corporation and PHH Home Loans, LLC (Incorporated by reference to Exhibit 10.1 to the Cendant Corporation Current Report on Form 8-K dated February 4, 2005)

10.11(a)	Amendment Number 1 to the Strategic Relationship, Agreement, dated May 2005 by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage Corporation, PHH Broker Partner Corporation and PHH Home Loans, LLC

10.12	Trademark License Agreement, dated as of February 17, 2004, among SPTC, Inc., Sotheby’s Holdings, Inc., Cendant Corporation and Monticello Licensee Corporation

Exhibit No.	Exhibit Description
10.12(a)	Amendment No. 1 to Trademark License Agreement, dated May 2, 2005, by and among SPTC Delaware LLC (as assignee of SPTC, Inc.), Sotheby’s Holdings, Inc., Cendant Corporation and Sotheby’s International Realty Licensee Corporation (f/k/a Monticello Licensee Corporation)

10.12(b)	Amendment No. 2 to Trademark License Agreement, dated May 2, 2005, by and among SPTC Delaware LLC (as assignee of SPTC, Inc.), Sotheby’s Holdings, Inc., Cendant Corporation and Sotheby’s International Realty Licensee Corporation (f/k/a Monticello Licensee Corporation)

10.13	Lease, dated as of December 29, 2000, between One Campus Associates L.L.C. and Cendant Operations, Inc.

10.13(a)	First Amendment of Lease, dated as of October 16, 2001, by and between One Campus Associates, L.L.C. and Cendant Operations, Inc.

10.13(b)	Second Amendment to Lease, dated as of June 7, 2002, by and between One Campus Associates, L.L.C. and Cendant Operations, Inc.

10.13(c)	Third Amendment to Lease, dated as of April 28, 2003, by and between DB Real Estate One Campus Drive, L.P. and Cendant Operations, Inc.

10.14	Office Building Lease, dated as of August 29, 2003, between MV Plaza, Inc. and Cendant Corporation

10.15	Agreement of Lease, dated as of August 11, 1997, between MMP Realty, LLC and HFS Mobility Services, Inc.

10.15(a)	First Amendment to Agreement of Lease, dated as of November 4, 2004, by and between MMP Realty, LLC and Cendant Operations, Inc.

10.15(b)	Second Amendment to Agreement of Lease, dated as of April 18, 2005, by and between MMP Realty, LLC and Cendant Operations, Inc.

10.16	Lease Agreement, dated as of July 25, 2003, between Cendant Operations, Inc. and Liberty Property Limited Partnership

10.17	Lease, dated as of November 19, 1997, between HFS, Incorporated and Carramerica Realty, L.P.

10.17(a)	First Amendment to Lease, dated as of January 27, 1999, between Cendant Operations, Inc. and Carramerica Realty, L.P.

10.17(b)	Second Amendment of Lease, dated as of April 28, 2003, between Cendant Operations, Inc. and Carr Texas OP, LP

10.17(c)	Third Amendment of Lease, dated as of January 1, 2004, between Cendant Operations, Inc. and Carr Texas OP, LP

10.17(d)	Fourth Amendment of Lease, dated as of August 19, 2005, between Cendant Operations, Inc. and Carr Texas OP, LP

10.18	Receivables Purchase Agreement dated as of April 25, 2000 by and between Cendant Mobility Financial Corporation, as originator and seller, and Apple Ridge Services Corporation as buyer (Incorporated by reference to Exhibit 10.3 to the Cendant Corporation Current Report on Form
8-K dated February 3, 2005)

Exhibit No.	Exhibit Description

10.19	Transfer and Servicing Agreement, dated as of April 25, 2000, by and between Apple Ridge Services Corporation, as transferor, Cendant Mobility Services Corporation, as originator and servicer, Cendant Mobility Financial Corporation, as originator and Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC), as transferee, and Bank One, National Association (now JPMorgan Chase Bank, National Association), as indenture trustee (Incorporated by reference to Exhibit 10.4 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.20	Performance Guaranty dated as of April 25, 2000 executed by PHH Corporation in favor of Cendant Mobility Financial Corporation and Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC) (Incorporated by reference to Exhibit 10.5 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.21	Assignment and Assumption Agreement Relating to Performance Guaranty entered into December 20, 2004 by PHH Corporation and Cendant Corporation and was agreed and consented to and accepted by Cendant Mobility Financial Corporation, Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC) and JPMorgan Chase Bank, National Association, as indenture trustee (Incorporated by reference to Exhibit 10.6 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.22	Omnibus Amendment, Agreement and Consent entered into December 20, 2004 among Cendant Mobility Services Corporation, Cendant Mobility Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC), JPMorgan Chase Bank, National Association, as indenture trustee, The Bank of New York, as paying agent, the insurer and series enhancer and the then existing commercial paper conduits and banks as noteholders or committed purchasers (Incorporated by reference to Exhibit 10.7 to the Cendant Corporation Current Report on Form
8-K dated February 3, 2005)

10.23	Second Omnibus Amendment, Agreement and Consent entered into January 31, 2005 among Cendant Mobility Services Corporation, Cendant Mobility Financial Corporation, Apple Ridge Services Corporation, Cendant Mobility Client-Backed Relocation Receivables Funding LLC, JPMorgan Chase Bank, National Association, as indenture trustee, The Bank of New York, as paying agent, the insurer and series enhancer and the then existing commercial paper conduits and banks as noteholders or committed purchasers (Incorporated by reference to Exhibit 10.8 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.24	Indenture Supplement dated as of January 31, 2005 among Cendant Mobility Client-Backed Relocation Receivables Funding LLC, JPMorgan Chase Bank, National Association, as indenture trustee, and The Bank of New York, as paying agent, authentication agent, transfer agent and registrant (Incorporated by reference to Exhibit 10.9 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.25	CMGFSC Purchase Agreement dated as of March 7, 2002 by and between Cendant Mobility Services Corporation, as originator, and Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company)*

10.26	Receivables Purchase Agreement dated as of March 7, 2002 by and between Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company), as originator and seller, and Kenosia Funding, LLC, as buyer*

10.27	Fee Receivables Purchase Agreement dated as of March 7, 2002 by and between Cendant Mobility Services Corporation, as originator, and Kenosia Funding, LLC, as issuer*

Exhibit No.	Exhibit Description

10.28	Servicing Agreement dated as of March 7, 2002 by and between Cendant Mobility Services Corporation, as originator and servicer, Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company), as originator, Kenosia Funding, LLC, as issuer, and The Bank of New York, as trustee*

10.29	Indenture dated as of March 7, 2002 by and between Kenosia Funding, LLC, as issuer, and The Bank of New York, as trustee*

10.30	Omnibus Amendment, Agreement and Consent entered into December 20, 2004 among Cendant Mobility Services Corporation, Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company), Kenosia Funding, LLC, The Bank of New York, as trustee, the purchaser of the notes, and the administrative agent for the purchaser*

10.31	Second Omnibus Amendment, Agreement and Consent entered into May 19, 2005 among Cendant Mobility Services Corporation, Cendant Mobility Relocation Company, Kenosia Funding, LLC, The Bank of New York, as trustee, the purchaser of the notes, and the administrative agent for the purchaser*

21.1	Subsidiaries of Realogy Corporation

99.1	Information Statement of Realogy Corporation, subject to completion, dated April 3, 2006

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

REALOGY CORPORATION

By:	/S/ RICHARD A. SMITH
Name: Richard A. Smith
Title: Vice Chairman and President

Dated: April 3, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among Realogy Corporation, Cendant Corporation, Wyndham Worldwide Corporation and the Travel Distribution Services company*

3.1	Form of Amended and Restated Certificate of Incorporation of Realogy Corporation*

3.2	Form of Amended and Restated By-laws of Realogy Corporation*

10.1	Form of Tax Sharing Agreement among Realogy Corporation, Cendant Corporation, Wyndham Worldwide Corporation and the Travel Distribution Services company*

10.2	Form of Transition Services Agreement among Realogy Corporation, Cendant Corporation, Wyndham Worldwide Corporation and the Travel Distribution Services company*

10.3	Employment Agreement with Henry R. Silverman*

10.4	Employment Agreement with Richard A. Smith*

10.5	2006 Equity and Incentive Plan*

10.6	Employee Stock Purchase Plan*

10.7	Savings Restoration Plan*

10.8	Officer Deferred Compensation Plan*

10.9	Non-Employee Directors Deferred Compensation Plan*

10.10	Amended and Restated Limited Liability Company Operating Agreement, dated as of January 31, 2005, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc. (Incorporated by reference to Exhibit 10.1 to the Cendant Corporation Current Report on Form 8-K dated February 4, 2005)

10.10(a)	Amendment Number 1 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of April 2005, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.

10.10(b)	Amendment Number 2 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of March 31, 2006, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.

10.11	Strategic Relationship Agreement, dated as of January 31, 2005, by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage Corporation, PHH Broker Partner Corporation and PHH Home Loans, LLC (Incorporated by reference to Exhibit 10.1 to the Cendant Corporation Current Report on Form 8-K dated February 4, 2005)

10.11(a)	Amendment Number 1 to the Strategic Relationship, Agreement, dated May 2005 by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage Corporation, PHH Broker Partner Corporation and PHH Home Loans, LLC

10.12	Trademark License Agreement, dated as of February 17, 2004, among SPTC, Inc., Sotheby’s Holdings, Inc., Cendant Corporation and Monticello Licensee Corporation

10.12(a)	Amendment No. 1 to Trademark License Agreement, dated May 2, 2005, by and among SPTC Delaware LLC (as assignee of SPTC, Inc.), Sotheby’s Holdings, Inc., Cendant Corporation and Sotheby’s International Realty Licensee Corporation (f/k/a Monticello Licensee Corporation)

10.12(b)	Amendment No. 2 to Trademark License Agreement, dated May 2, 2005, by and among SPTC Delaware LLC (as assignee of SPTC, Inc.), Sotheby’s Holdings, Inc., Cendant Corporation and Sotheby’s International Realty Licensee Corporation (f/k/a Monticello Licensee Corporation)

10.13	Lease, dated as of December 29, 2000, between One Campus Associates L.L.C. and Cendant Operations, Inc.

Exhibit No.	Exhibit Description
10.13(a)	First Amendment of Lease, dated as of October 16, 2001, by and between One Campus Associates, L.L.C. and Cendant Operations, Inc.

10.13(b)	Second Amendment to Lease, dated as of June 7, 2002, by and between One Campus Associates, L.L.C. and Cendant Operations, Inc.

10.13(c)	Third Amendment to Lease, dated as of April 28, 2003, by and between DB Real Estate One Campus Drive, L.P. and Cendant Operations, Inc.

10.14	Office Building Lease, dated as of August 29, 2003, between MV Plaza, Inc. and Cendant Corporation

10.15	Agreement of Lease, dated as of August 11, 1997, between MMP Realty, LLC and HFS Mobility Services, Inc.

10.15(a)	First Amendment to Agreement of Lease, dated as of November 4, 2004, by and between MMP Realty, LLC and Cendant Operations, Inc.

10.15(b)	Second Amendment to Agreement of Lease, dated as of April 18, 2005, by and between MMP Realty, LLC and Cendant Operations, Inc.

10.16	Lease Agreement, dated as of July 25, 2003, between Cendant Operations, Inc. and Liberty Property Limited Partnership

10.17	Lease, dated as of November 19, 1997, between HFS, Incorporated and Carramerica Realty, L.P.

10.17(a)	First Amendment to Lease, dated as of January 27, 1999, between Cendant Operations, Inc. and Carramerica Realty, L.P.

10.17(b)	Second Amendment of Lease, dated as of April 28, 2003, between Cendant Operations, Inc. and Carr Texas OP, LP

10.17(c)	Third Amendment of Lease, dated as of January 1, 2004, between Cendant Operations, Inc. and Carr Texas OP, LP

10.17(d)	Fourth Amendment of Lease, dated as of August 19, 2005, between Cendant Operations, Inc. and Carr Texas OP, LP

10.18	Receivables Purchase Agreement dated as of April 25, 2000 by and between Cendant Mobility Financial Corporation, as originator and seller, and Apple Ridge Services Corporation as buyer (Incorporated by reference to Exhibit 10.3 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.19	Transfer and Servicing Agreement, dated as of April 25, 2000, by and between Apple Ridge Services Corporation, as transferor, Cendant Mobility Services Corporation, as originator and servicer, Cendant Mobility Financial Corporation, as originator and Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC), as transferee, and Bank One, National Association (now JPMorgan Chase Bank, National Association), as indenture trustee (Incorporated by reference to Exhibit 10.4 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.20	Performance Guaranty dated as of April 25, 2000 executed by PHH Corporation in favor of Cendant Mobility Financial Corporation and Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC) (Incorporated by reference to Exhibit 10.5 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.21	Assignment and Assumption Agreement Relating to Performance Guaranty entered into December 20, 2004 by PHH Corporation and Cendant Corporation and was agreed and consented to and accepted by Cendant Mobility Financial Corporation, Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC) and JPMorgan Chase Bank, National Association, as indenture trustee (Incorporated by reference to Exhibit 10.6 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

Exhibit No.	Exhibit Description
10.22	Omnibus Amendment, Agreement and Consent entered into December 20, 2004 among Cendant Mobility Services Corporation, Cendant Mobility Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC (now known as Cendant Mobility Client-Backed Relocation Receivables Funding LLC), JPMorgan Chase Bank, National Association, as indenture trustee, The Bank of New York, as paying agent, the insurer and series enhancer and the then existing commercial paper conduits and banks as noteholders or committed purchasers (Incorporated by reference to Exhibit 10.7 to the Cendant Corporation Current Report on Form
8-K dated February 3, 2005)

10.23	Second Omnibus Amendment, Agreement and Consent entered into January 31, 2005 among Cendant Mobility Services Corporation, Cendant Mobility Financial Corporation, Apple Ridge Services Corporation, Cendant Mobility Client-Backed Relocation Receivables Funding LLC, JPMorgan Chase Bank, National Association, as indenture trustee, The Bank of New York, as paying agent, the insurer and series enhancer and the then existing commercial paper conduits and banks as noteholders or committed purchasers (Incorporated by reference to Exhibit 10.8 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.24	Indenture Supplement dated as of January 31, 2005 among Cendant Mobility Client-Backed Relocation Receivables Funding LLC, JPMorgan Chase Bank, National Association, as indenture trustee, and The Bank of New York, as paying agent, authentication agent, transfer agent and registrant (Incorporated by reference to Exhibit 10.9 to the Cendant Corporation Current Report on Form 8-K dated February 3, 2005)

10.25	CMGFSC Purchase Agreement dated as of March 7, 2002 by and between Cendant Mobility Services Corporation, as originator, and Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company)*

10.26	Receivables Purchase Agreement dated as of March 7, 2002 by and between Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company), as originator and seller, and Kenosia Funding, LLC, as buyer*

10.27	Fee Receivables Purchase Agreement dated as of March 7, 2002 by and between Cendant Mobility Services Corporation, as originator, and Kenosia Funding, LLC, as issuer*

10.28	Servicing Agreement dated as of March 7, 2002 by and between Cendant Mobility Services Corporation, as originator and servicer, Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company), as originator, Kenosia Funding, LLC, as issuer, and The Bank of New York, as trustee*

10.29	Indenture dated as of March 7, 2002 by and between Kenosia Funding, LLC, as issuer, and The Bank of New York, as trustee*

10.30	Omnibus Amendment, Agreement and Consent entered into December 20, 2004 among Cendant Mobility Services Corporation, Cendant Mobility Government Financial Services Corporation (now known as Cendant Mobility Relocation Company), Kenosia Funding, LLC, The Bank of New York, as trustee, the purchaser of the notes, and the administrative agent for the purchaser*

10.31	Second Omnibus Amendment, Agreement and Consent entered into May 19, 2005 among Cendant Mobility Services Corporation, Cendant Mobility Relocation Company, Kenosia Funding, LLC, The Bank of New York, as trustee, the purchaser of the notes, and the administrative agent for the purchaser*

21.1	Subsidiaries of Realogy Corporation

99.1	Information Statement of Realogy Corporation, subject to completion, dated April 3, 2006

*	To be filed by amendment.